Exhibit 1.01

Execution Version

TERMS AGREEMENT

February 6, 2024

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attention: Assistant Treasurer

Ladies and Gentlemen:

We understand that Citigroup Inc., a Delaware corporation (the “Company”), proposes to issue and sell US$2,500,000,000 aggregate principal amount of its 5.827% Fixed Rate / Floating Rate Subordinated Notes Due 2035 (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, the entities listed on Annex A hereto, as underwriters (the “Underwriters”), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.550% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be February 13, 2024, at 9:30 a.m. (Eastern Time). The closing shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP located at One Liberty Plaza, New York, New York 10006.

The Securities shall have the terms set forth in Annex B hereto. The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominees, as described in the Prospectus relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank SA/NV and Clearstream Banking S.A. and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus. Principal and interest on the Securities shall be payable in United States dollars, and the record date for the Securities shall be the business day immediately preceding each interest payment date. Sections 11.02 and 11.03 of the indenture, dated as of April 12, 2001, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended from time to time, the “Indenture”) relating to defeasance and discharge and covenant defeasance, respectively, shall apply to the Securities.

All the provisions contained in the document entitled “Citigroup Inc.— Amended and Restated Debt Securities — Underwriting Agreement — Basic Provisions” dated March 7, 2023 (the “A&R Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the A&R Basic Provisions had been set forth in full herein

Terms defined in the Basic Provisions are used herein as therein defined. The Execution Time means 3:20 p.m. (Eastern Time).

The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

Selling Restrictions:

European Economic Area

Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or

(2) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

United Kingdom

Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(2) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(3) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

2

Additionally, in the United Kingdom, the Prospectus Supplement and the accompanying Prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are, (i) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the FSMA (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus as “relevant persons.” Accordingly, each Underwriter represents and agrees that such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The Prospectus Supplement and the accompanying Prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which the Prospectus Supplement and the accompanying Prospectus relates is only available to, and will be engaged in with, relevant persons only.

Hong Kong

Each Underwriter:

(a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than to (i) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEA”). Each Underwriter represents and agrees that it has not and will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the account or benefit of, any resident of Japan (including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, any resident of Japan for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (1) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the FIEA and (2) in compliance with the other applicable laws, regulations and governmental guidelines of Japan.

3

Singapore

The Prospectus Supplement and accompanying Prospectus relating to this offering have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (the “SFA”). Accordingly, each Underwriter has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, such Prospectus Supplement and accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority. Industrial and Commercial Bank of China (Asia) Limited (“ICBC Bank”) is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase securities that are offered or sold in the United States. Accordingly, ICBC Bank shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase securities that may be offered or sold by other underwriters in the United States. ICBC Bank shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Karen Wang, Esq., Senior Vice President – Corporate Securities Issuance Legal of the Company, is counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and counsel to the Underwriters.

Please accept this offer no later than 9:00 p.m. (Eastern Time) on February 6, 2024 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

4

“We hereby accept your offer, set forth in the Terms Agreement, dated February 6, 2024, to purchase the Securities on the terms set forth therein.”

Very truly yours,

CITIGROUP GLOBAL MARKETS INC., on behalf of the Underwriters named herein

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

ACCEPTED:

CITIGROUP INC.

By:	/s/ Elissa Steinberg
Name: Elissa Steinberg Title: Assistant Treasurer

ANNEX A

Name of Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	$1,758,750,000
ANZ Securities, Inc.	$15,000,000
Barclays Capital Inc.	$15,000,000
BBVA Securities Inc.	$15,000,000
BMO Capital Markets Corp.	$15,000,000
BNY Mellon Capital Markets, LLC	$15,000,000
Capital One Securities, Inc.	$15,000,000
CIBC World Markets Corp.	$15,000,000
Danske Markets Inc.	$15,000,000
Deutsche Bank Securities Inc.	$15,000,000
DZ Financial Markets LLC	$15,000,000
Fifth Third Securities, Inc.	$15,000,000
Intesa Sanpaolo IMI Securities Corp.	$15,000,000
Lloyds Securities Inc.	$15,000,000
Mediobanca—Banca di Credito Finanziario S.p.A.	$15,000,000
MUFG Securities Americas Inc.	$15,000,000
Natixis Securities Americas LLC	$15,000,000
Netrex Capital Markets, LLC	$15,000,000
Nomura Securities International, Inc.	$15,000,000
PNC Capital Markets LLC	$15,000,000
Rabo Securities USA, Inc.	$15,000,000
RBC Capital Markets, LLC	$15,000,000
Santander US Capital Markets LLC	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
SG Americas Securities, LLC	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
Standard Chartered Bank	$15,000,000
TD Securities (USA) LLC	$15,000,000
Truist Securities, Inc.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
ABN AMRO Capital Markets (USA) LLC	$8,750,000
Bancroft Capital, LLC	$8,750,000
Bank of China Limited, London Branch	$8,750,000
CaixaBank S.A.	$8,750,000
Citizens JMP Securities, LLC	$8,750,000
Commonwealth Bank of Australia	$8,750,000

Desjardins Securities Inc.	$8,750,000
Drexel Hamilton, LLC	$8,750,000
Erste Group Bank AG	$8,750,000
Falcon Square Capital, LLC	$8,750,000
Great Pacific Securities	$8,750,000
HSBC Securities (USA) Inc.	$8,750,000
Huntington Securities, Inc.	$8,750,000
Industrial and Commercial Bank of China (Asia) Limited	$8,750,000
ING Financial Markets LLC	$8,750,000
KBC Securities USA LLC	$8,750,000
KeyBanc Capital Markets Inc.	$8,750,000
M&T Securities, Inc.	$8,750,000
MFR Securities, Inc.	$8,750,000
Mizuho Securities USA LLC	$8,750,000
nabSecurities, LLC	$8,750,000
National Bank of Canada Financial Inc.	$8,750,000
NatWest Markets Securities Inc.	$8,750,000
Nordea Bank Abp	$8,750,000
RB International Markets (USA) LLC	$8,750,000
Regions Securities LLC	$8,750,000
San Blas Securities, LLC	$8,750,000
Security Capital Brokerage, Inc.	$8,750,000
Stern Brothers & Co.	$8,750,000
Swedbank AB (publ)	$8,750,000
Telsey Advisory Group LLC	$8,750,000
UBS Securities LLC	$8,750,000
UniCredit Capital Markets LLC	$8,750,000
United Overseas Bank Limited	$8,750,000
Westpac Capital Markets LLC	$8,750,000
Total	$2,500,000,000

ANNEX B

CITIGROUP INC.

$2,500,000,000

5.827% FIXED RATE / FLOATING RATE CALLABLE SUBORDINATED NOTES DUE 2035

Terms and Conditions

Issuer:	Citigroup Inc.

Ratings*:	[Omitted]

Ranking:	Subordinated. See “Subordination” below.

Trade Date:	February 6, 2024

Settlement Date:	February 13, 2024 (T+5 days)

Maturity:	February 13, 2035

Par Amount:	$2,500,000,000

Treasury Benchmark:	4.500% due November 15, 2033

Treasury Price:	$103-12

Treasury Yield:	4.077%

Re-offer Spread to Benchmark:	T10+175 bp

Re-offer Yield:	5.827%

Fixed Rate Coupon:	5.827% per annum, payable semiannually in arrears on each February 13 and August 13, beginning on August 13, 2024, from, and including, the Settlement Date to, but excluding, February 13, 2034 (the “fixed rate period”). Following business day convention during the fixed rate period. Business days during fixed rate period New York.

Floating Rate Coupon:	From, and including, February 13, 2034 (the “floating rate period”), an annual floating rate equal to SOFR (as defined in the Issuer’s base prospectus dated March 7, 2023 (the “Prospectus”) and compounding daily over each interest period as described in the Prospectus) plus 2.056%, payable quarterly in arrears, on the second business day following each interest period end date, beginning on May 16, 2034 and ending at Maturity or any earlier redemption date. An “interest period end date” means the 13th of each February, May, August and November, beginning on May 13, 2034 and ending at Maturity or any earlier redemption date.

Public Offering Price:	100.000%

Net Proceeds to Citigroup:	$2,488,750,000 (before expenses)

Day Count:	30/360 during the fixed rate period, Actual/360 during the floating rate period

Defeasance:	Applicable. Provisions of Sections 11.02 and 11.03 of the Indenture apply

Redemption at Issuer Option:

We may redeem the subordinated notes, at our option, (i) in whole, but not in part, on February 13, 2034, or (ii) in whole at any time or in part from time to time, on or after January 13, 2035 at a redemption price equal to the sum of 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

SOFR for each calendar day from, and including, the Rate Cut-Off Date to, but excluding, the redemption date will equal SOFR in respect of the Rate Cut-Off Date.

Rate Cut-Off Date:	The second U.S. Government Securities Business Day prior to a redemption date and Maturity.

Redemption for Tax Purposes:	We may redeem the subordinated notes, at our option, in whole at any time, but not in part at a redemption price equal to 100% of the principal amount of the subordinated notes plus accrued and unpaid interest thereon to, but excluding, the date of redemption, if, as a result of changes in U.S. tax law, withholding tax or information reporting requirements are imposed on payments on the subordinated notes to non-U.S. persons.

Subordination:	The subordinated notes will rank subordinate and junior in right of payment to Citigroup’s Senior Indebtedness as defined in “Description of Debt Securities – Subordinated Debt” in the Prospectus.

Sinking Fund:	Not applicable

Minimum Denominations/Multiples:	$1,000 / multiples of $1,000 in excess thereof

CUSIP:	172967 PG0

ISIN:	US172967PG03

Sole Book Manager	Citigroup Global Markets Inc.

Senior Co-Managers

ANZ Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Capital One Securities, Inc.

CIBC World Markets Corp.

Danske Markets Inc.

Deutsche Bank Securities Inc.

DZ Financial Markets LLC

Fifth Third Securities, Inc.

Intesa Sanpaolo IMI Securities Corp.

Lloyds Securities Inc.

Mediobanca—Banca di Credito Finanziario S.p.A.

MUFG Securities Americas Inc.

Natixis Securities Americas LLC

Netrex Capital Markets, LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

Rabo Securities USA, Inc.

RBC Capital Markets, LLC

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

TD Securities (USA) LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Junior Co-Managers

ABN AMRO Capital Markets (USA) LLC

Bancroft Capital, LLC

Bank of China Limited, London Branch

CaixaBank S.A.

Citizens JMP Securities, LLC

Commonwealth Bank of Australia

Desjardins Securities Inc.

Drexel Hamilton, LLC

Erste Group Bank AG

Falcon Square Capital, LLC

Great Pacific Securities

HSBC Securities (USA) Inc.

Huntington Securities, Inc.

Industrial and Commercial Bank of China (Asia) Limited

ING Financial Markets LLC

KBC Securities USA LLC

KeyBanc Capital Markets Inc.

M&T Securities, Inc.

MFR Securities, Inc.

Mizuho Securities USA LLC

nabSecurities, LLC

National Bank of Canada Financial Inc.

NatWest Markets Securities Inc.

Nordea Bank Abp

RB International Markets (USA) LLC

Regions Securities LLC

San Blas Securities, LLC

Security Capital Brokerage, Inc.

Stern Brothers & Co.

Swedbank AB (publ)

Telsey Advisory Group LLC

UBS Securities LLC

UniCredit Capital Markets LLC

United Overseas Bank Limited

Westpac Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

Citigroup Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-270327. Alternatively, you can request the prospectus by calling toll-free in the United States 1-800-831-9146.